Articles of Conversion
For
"Other Business Entity"
Into
Florida Limited Liability Company

The Articles of Conversion **and attached Articles of Organization** are submitted to convert the following **"Other Business Entity" into a Florida Limited Liability Company** in accordance with s.605.1045, Florida Statutes.

1. The name of the "Other Business Entity" immediately prior to the filing of the Articles of Conversion is:
Duke Energy Florida, Inc - 142619
(Enter Name of Other Business Entity)

2. The "Other Business Entity" is a Corporation
(Enter entity type. Example: corporation, limited partnership, general partnership, common law or business trust, etc.)

First organized, formed or incorporated under the laws of Florida
(Enter state, or if a non-U.S. entity, the name of the country)
on 07/18/1899
(date of organization, formation or incorporation)

3. The name of the Florida Limited Liability Company as set forth in the **attached Articles of Organization:**
Duke Energy Florida, LLC
(Enter Name of Florida Limited Liability Company)

4. If not effective on the date of filing, enter the effective date: 08/01/2015 at 10:00 a.m.
(The effective date: 1) cannot be prior to date of receipt or filed date nor more than 90 days after the date this document is filed by the Florida Department of State; AND 2) must be the same as the effective date listed in the attached Articles of Organization, if an effective date is listed therein.)
Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

5. The plan of conversion has been approved in accordance with all applicable statutes.

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Signed this 31 day of July 2015.

Signature of Authorized Representative of Limited Liability Company:

Signature of Authorized Representative: Nancy M Wright
Printed Name: Nancy M. Wright Title: Assistant Secretary

Signature(s) on behalf of Other Business Entity: **[See below for required signature(s)]**

Signature: Nancy M Wright
Printed Name: Nancy M. Wright Title: Assistant Secretary

Signature: ____________
Printed Name: ____________ Title: ____________

Signature: ____________
Printed Name: ____________ Title: ____________

Signature: ____________
Printed Name: ____________ Title: ____________

Signature: ____________
Printed Name: ____________ Title: ____________

Signature: ____________
Printed Name: ____________ Title: ____________

If Florida Corporation:
Signature of Chairman, Vice Chairman, Director, or Officer.
If Directors or Officers have not been selected, an Incorporator must sign.

If Florida General Partnership or Limited Liability Partnership:
Signature of one General Partner.

If Florida Limited Partnership or Limited Liability Limited Partnership:
Signatures of **ALL** General Partners.

All others:
Signature of an authorized person.

Fees:

Articles of Conversion:	$25.00
Fees for Florida Articles of Organization:	$125.00
Certified Copy:	$30.00 (Optional)
Certificate of Status:	$5.00 (Optional)

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